                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 16, 1999
                                                           -------------


                          Nuclear Research Corporation
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


        Pennsylvania                0-9613                  1343870
  ------------------------       -----------          -------------------
  (State or other juris-         (Commission             (IRS Employer
  diction of incorporation         File No.)          Identification No.)



    125 Titus Avenue, Warrington, Pennsylvania                 18976
    ------------------------------------------               ----------
     (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code: (215) 343-5900


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.   Other Events.

         On June 16, 1999, Nuclear Research Corporation ("NRC") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among NRC, Aptec Instruments Ltd., an Ontario corporation ("Aptec"), and Aptec Acquisition Corp. ("Mergeco"), a Pennsylvania corporation and wholly owned subsidiary of Aptec. A copy of the Merger Agreement is filed herewith as Exhibit 2(a). Pursuant to the Merger Agreement, NRC will merge with and into Mergeco (the "Merger"), with Mergeco being the surviving corporation, NRC's principal shareholders, Earl M. Pollock and Dorothy S. Pollock (the "Pollock Holders"), will receive cash and common stock of Aptec, and all other NRC shareholders will receive cash, for their shares of common stock of NRC, par value $5.00 per share (each a "Share").

         Concurrently with the execution of the Merger Agreement, NRC and the Pollock Holders entered into a Stock Acquisition Agreement (the "Purchase Agreement") dated June 16, 1999, by and among NRC, the Pollock Holders, Eurisys Mesures SA, a French corporation ("EM"), Aptec, Mergeco and the stockholders of Aptec (the "Aptec Holders"). A copy of the Purchase Agreement is filed herewith as Exhibit 2(b). Under the Purchase Agreement, immediately upon consummation of the Merger, EM will purchase 4,000 shares of newly issued Aptec common stock directly from Aptec for $2 million cash, 14,365 shares of Aptec common stock from the Aptec Holders for $7,182,500 cash and 5,860 shares of Aptec common stock from the Pollock Holders for $2,930,000 cash, giving it a 51% controlling interest in Aptec. The effectiveness of the Merger and the closing under the Purchase Agreement are contingent upon each other.

         The transactions pursuant to the Merger Agreement and the Purchase Agreement (the "Transactions") have been treated by NRC's Board of Directors as one transaction for purposes of allocating value to the Pollock Holders and the remaining NRC shareholders. The investment banking firm of Howard, Lawson & Co. has delivered an opinion to the Board of Directors that the allocation of the value of the Transactions to the shareholders of NRC other than the Pollock Holders is fair to such shareholders, from a financial point of view.

         EM required that its participation in the Transactions be conditioned upon (a) its acquisition of no more and no less than 51% ownership of Aptec and
(b) the elimination, as shareholders, of all shareholders of NRC other than the Pollock Holders, who will own 6,860 shares of Aptec common stock (constituting 14.4% of Aptec's outstanding shares) at the completion of the Transactions. Accordingly, the cash to be received by the non-Pollock Holders of NRC of $3,285,201 and the $3,144,799 cash to be received by the Pollock Holders, combined with the 6,860 shares of Aptec common stock to be retained by the Pollock Holders, represents a price per Share to all NRC shareholders (adjusted for outstanding stock options and warrants), including the Pollock Holders, of $226.02. The Transaction documents provide for possible reductions in the purchase price to all NRC shareholders in certain events to be determined at closing. In the event all potential pre-closing purchase price adjustments contained in the Transaction documents are taken at closing against the aggregate purchase price for the

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Transactions, the effective price per Share for all NRC shareholders would be reduced to $215.59. In the event adjustments reduce the purchase price further than stated above, either EM or NRC are permitted to terminate the Transactions. EM has further required that its participation in the Transactions be conditioned upon: (i) the provision by the Pollock Holders of all representations and warranties obtained by EM relating to NRC; (ii) the receipt of indemnification rights against the Pollock Holders in the event of breach of representations, warranties and covenants; and (iii) an escrow holdback of $314,480 from the cash portion of the Pollock Holders' proceeds of the Transactions.

         The terms of the Merger Agreement require, among other things, approval by NRC's shareholders. Under the terms of a Voting Agreement (the "Voting Agreement") dated June 16, 1999 entered into between Aptec and the Pollock Holders, the Pollock Holders will be required to vote in favor of the Merger. A copy of the Voting Agreement is filed herewith as Exhibit 10(a). In addition, the Merger is subject to certain conditions, including, among other things, regulatory approvals and the extension of existing credit facilities with First Union National Bank ("First Union") (such credit facilities having already been extended to June 30, 1999 pursuant to a Forbearance and Loan Restructure Agreement dated as of April 29, 1999, by and among NRC, the Pollock Holders and First Union, a copy of which is filed herewith as Exhibit 10(b)).

         Until consummation of the Merger or the termination of the Merger Agreement and the Purchase Agreement in accordance with their terms, NRC will be managed by Edward Zieba, President of Aptec, pursuant to and subject to the terms and conditions of an Interim Management Agreement (the "Management Agreement"), dated as of June 16, 1999, by and among Aptec, Edward Zieba, NRC and the Pollock Holders. A copy of the Management Agreement is filed herewith as
Exhibit 10(c). Under the terms of the Management Agreement, Mr. Zieba will assume the roles of Interim Chief Executive Officer and Interim Chief Operating Officer of NRC.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  Not applicable.

         (c)      Exhibits.

                  Exhibit 2(a). Agreement and Plan of Merger dated as of June 16, 1999, by and among Nuclear Research Corporation, a Pennsylvania corporation,

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                                    Aptec Instruments Ltd., an Ontario
                                    corporation, and Aptec Acquisition Corp., a Pennsylvania corporation.

                  Exhibit 2(b). Stock Acquisition Agreement dated as of June 16, 1999, by and among Nuclear Research Corporation, a Pennsylvania corporation, Earl M. Pollock and Dorothy S. Pollock, Eurisys Mesures SA, a French corporation, Aptec Instruments Ltd., an Ontario corporation, Aptec Acquisition Corp., a Pennsylvania corporation, and certain stockholders of Aptec Instruments Ltd.

                  Exhibit 10(a). Voting Agreement dated as of June 16, 1999, by and between Aptec Instruments Ltd., an Ontario corporation, and Earl M. Pollock and Dorothy S. Pollock.

                  Exhibit 10(b). Forbearance and Loan Restructure Agreement dated as of April 29, 1999, by and among Nuclear Research Corporation, a Pennsylvania corporation, Earl M. Pollock and Dorothy S. Pollock and First Union National Bank.

                  Exhibit 10(c). Interim Management Agreement dated as of June 16, 1999, by and among Aptec Instruments Ltd., an Ontario corporation, Edward Zieba, Nuclear Research Corporation, a Pennsylvania corporation, and Earl M. Pollock and Dorothy S. Pollock.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Nuclear Research Corporation
                                           ----------------------------------
                                           (Registrant)


Date: June 25, 1999
                                           By:  /s/ Carl G. Katz
                                                -----------------------------
                                                Carl G. Katz
                                                Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit       Description                                                        Method of Filing
-------       -----------                                                        ----------------
2(a)          Agreement and Plan of Merger dated as of June 16,                  Filed electronically herewith.
              1999, by and among Nuclear Research Corporation, a Pennsylvania corporation, Aptec Instruments Ltd., an Ontario corporation, and
              Aptec Acquisition Corp., a Pennsylvania corporation. NRC will furnish to the Securities and Exchange Commission a copy of any omitted schedule upon request.

2(b)          Stock Acquisition Agreement, dated as of June 16,                  Filed electronically herewith.
              1999, by and among Nuclear Research Corporation, a
              Pennsylvania corporation, Earl M. Pollock and
              Dorothy S. Pollock, Eurisys Mesures SA, a French
              corporation, Aptec Instruments Ltd., an Ontario
              corporation, Aptec Acquisition Corp., a Pennsylvania
              corporation, and certain stockholders of Aptec
              Instruments Ltd. NRC will furnish to the Securities and
              Exchange Commission a copy of any omitted schedule upon request.

10(a)         Voting Agreement dated as of June 16, 1999 entered                 Filed electronically herewith.
              into between Aptec Instruments Ltd. and the Earl M.
              Pollock and Dorothy S. Pollock.

10(b)         Forbearance and Loan Restructure Agreement dated                   Filed electronically herewith.
              as of April 29, 1999, by and among Nuclear Research
              Corporation, Earl M. Pollock and Dorothy S. Pollock
              and First Union National Bank.

10(c)         Interim Management Agreement dated as of June 16,                  Filed electronically herewith.
              1999, by and among Aptec Instruments Ltd., Edward
              Zieba, Nuclear Research Corporation and Earl M.
              Pollock and Dorothy S. Pollock.




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